Exhibit 99.1


                        FORM OF SUBSCRIPTION CERTIFICATE

Control No. ____________                            Number of Rights __________


                 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                   BEFORE 5:00 P.M., EASTERN STANDARD TIME ON
                                   [_________]

                                  BLUEFLY, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK


Dear Stockholder:

         As the registered owner of this Subscription Certificate, you are the owner of the number of Subscription Rights shown above. Each Right entitles you to subscribe for one (1) share of common stock, par value $.01 per share, of Bluefly, Inc. (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of two dollars and thirty-four cents ($2.34) per share. If you subscribe for all of the shares available pursuant to the Basic Subscription Right, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration) (the AOversubscription Privilege@). The other terms and conditions of these Subscription Rights are set forth in the enclosed Prospectus.

You have been issued 1.735 Rights per share of common stock that you held on _________,2000. You have not been issued fractional Rights, but instead your number of Rights was rounded down to the nearest whole Right.



                               SAMPLE CALCULATION
                           OF BASIC SUBSCRIPTION RIGHT



100 Shares of Common Stock owned on ___,2000      100 x 1.735  = 173 New Shares

                     THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

         The rights are transferable. [The Company expects that the Rights will be listed for trading on the __________ under the symbol "_______".]

         You have five (5) choices:

         1. You can subscribed for all of the new shares listed at the top of the page (the "Basic Subscription Right").

         2. You can subscribe for more than the number of new shares listed above (the "Oversubscription Privilege"). Shares may be available to you subject to an allocation process as described in the Prospectus.

         3. You can subscribe for less than the number of new shares listed above and sell or transfer the rest of your Rights or allow them to expire.

         4.       You can sell or transfer any or all of your Rights.

         5. If you do not want to purchase any additional shares or sell or transfer any of your Rights, you can disregard this material.

                           TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE
IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES OR TRANSFER YOUR RIGHTS.

         ATTEST                                  BLUEFLY, INC.


         By:______________________________       By:__________________________

                                                          Control No. ________

                                                          Account No. ________

                                                          No. of Rights: _____

                                                          CUSIP No.: _________

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE


 By First Class Mail:                              By Overnight or
                                                   Registered Delivery:



____________________________                       ____________________________

____________________________                       ____________________________




                           Telephone:    [________]
                           Facsimile:    [________]


                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

     IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHT OR A PORTION THEREOF:

   I apply for                  shares x $2.34 =                    $

      (No. of new shares)                                    (Amount Enclosed


     IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

   I apply for                  shares x $2.34 =                    $

      (No. of new shares)                                    (Amount Enclosed



TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this officer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Company may exercise its legal remedies against me.


TO TRANSFER RIGHTS: For value received, _____________ of the Rights represented by this Subscription Certificate are assigned to:










_______________________________________
(Print Full Name of Assignee)


_______________________________________
(Print Full Address)

                                            ___________________________________
                                            (Signature(s)of Assignor(s)

                                            IMPORTANT:

                                            The Signature(s) must correspond in
                                            every particular, without
                                            alteration, with the name(s) as
                                            printed on the reverse of this
                                            Subscription Certificate.






________________________________

________________________________
Signature(s) of Subscriber(s)



Please give your telephone number

(   ) ________________________              Your Signature must be guaranteed
                                            by: (a) a commercial bank or trust
                                            company, (b) a member firm of a
                                            domestic stock exchange, or (c) a
                                            credit union.


________________________________

________________________________



________________________________           Signature Guaranteed:_______________
Address for delivery of shares if                               (Name of Bank or
other than shown on front.                                       Firm)


YOU MUST HAVE YOUR SIGNATURE               By:_________________________________
GUARANTEED IF YOU WISH TO HAVE                     (Signature of Officer)
YOUR SHARES DELIVERED TO AN
ADDRESS OTHER THAN THAT SHOWN ON
THE FRONT OF THIS CERTIFICATE.



If permanent change of address,
check here [_____]


        FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE
   MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON.

A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO [____________], AS SUBSCRIPTION AGENT.

         STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE, ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.